15th October 2025

To Whom It May Concern

LAO Professionals consent to the inclusion of its audit report on the financial statements of Elventix Technology Corporation. for the fiscal period ended May 31, 2025 in the company’s amendment to its Registration Statement on Form S-1 and the filing of this consent as an exhibit to the Registration Statement.

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

Yours faithfully,

For: LAO Professionals

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Lateef Awojobi, FCA